EXHBIT 99.1

DARLING INTERNATIONAL INC. ANNOUNCES PRICING OF
$250 MILLION OF 8.50% SENIOR NOTES DUE 2018

December 3, 2010 – IRVING, TEXAS – Darling International Inc. (NYSE: DAR), a provider of rendering, recycling and recovery solutions to the nation’s food industry, today announced that it has priced its private offering (the “Notes Offering”) of $250 million in aggregate principal amount of its 8.50% senior notes due 2018 (the "2018 Notes").  The 2018 Notes will be offered only to qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act of 1933, as amended (the "Securities Act").  The Notes Offering is expected to close on or about December 17, 2010, subject customary closing conditions.

The Company intends to use the net proceeds of the Notes Offering to finance in part the cash portion of the purchase price to be paid in connection with the Company’s previously announced acquisition of Griffin Industries, Inc., a provider of value-added rendering, bakery feed and cooking oil recycling services in the southeast United States.  If the Notes Offering closes prior to the closing of the Griffin acquisition, the proceeds of the Notes Offering will be placed in an escrow account and will be released upon the completion of the Griffin acquisition and satisfaction of certain other conditions.  In the event the acquisition is terminated or otherwise not completed on or before March 3, 2011, subject to extensions until June 30, 2011 in certain circumstances, the proceeds in the escrow account will be used to fund a special mandatory redemption of the 2018 Notes.

The 2018 Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the 2018 Notes, nor shall there be any sale of the 2018 Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

News Release December 3, 2010 Page 2

ABOUT DARLING

Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats, meat and bone meal and hides. These products are primarily sold to agricultural, leather, oleo-chemical and bio-diesel manufacturers around the world.  In addition, the Company provides grease trap collection services and sells equipment to restaurants.

For additional information, visit the Company’s web site at http://www.darlingii.com.

{This media release contains forward-looking statements regarding the business operations and prospects of Darling and industry factors affecting it, as well as forward-looking information regarding the Griffin transaction and the combined company. These statements are identified by words such as "may," "will,"  " begin," " look forward, " "expect," "believe," "intend," "anticipate," "should", “potential,” "estimate," “continue," “momentum” and other words referring to events to occur in the future. These statements reflect Darling's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including the continued disturbances in world financial, credit, commodities and stock markets, the potential inability to find purchasers for the 2018 Notes or otherwise to secure financing for the Griffin acquisition and the possibility that closing conditions required to consummate the Griffin acquisition will not be met, a decline in consumer confidence and discretionary spending,  the general performance of the U.S. economy, and global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, each of which could cause actual results to differ materially from those projected in the forward-looking statements. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission.  Darling is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
John O. Muse, Executive Vice President of Finance and Administration, or
Brad Phillips, Treasurer, at
972-717-0300